NEWS RELEASE

TimkenSteel Corporation Delivers Third-Quarter
Earnings Increase of 51 Percent Over Prior Year

•	Earnings per share were $0.56, a 51.4 percent increase over the prior-year quarter.

•	Net sales increased $83.7 million or 23.9 percent year over year, driven by demand in the energy and industrial market sectors.

•	Company anticipates full-year 2014 sales growth of 20-22 percent over 2013.

•	First heat of steel cast on new jumbo bloom vertical caster.

•	$40 million investment in advanced quench-and-temper heat-treat facility announced.

CANTON, Ohio: Oct. 30, 2014 - TimkenSteel (NYSE: TMST, timkensteel.com), a leader in customized alloy steel products and services, today reported third-quarter net income of $25.7 million on net sales of $434.2 million. Net income increased 50.3 percent, and net sales increased 23.9 percent compared with the same period in the prior year. Earnings per share (EPS) of $0.56 are 107 percent higher than adjusted EPS(1) of $0.27 for the third quarter of 2013.
“Our team’s focus on executing the company’s strategy delivered solid performance in this initial quarter as an independent company, enhancing shareholder value through increased profit. We also paid our first dividend and gained board authorization to repurchase up to 3 million shares through the end of 2016,” said Ward J. “Tim” Timken, Jr., chairman, CEO and president. “We see continued strength in our markets and remain focused on sales growth from both our existing capabilities and recent investments, like the new jumbo bloom vertical caster.”

THIRD-QUARTER 2014 FINANCIAL SUMMARY

Third-quarter net sales increased $83.7 million or 23.9 percent year over year.

•	Ship tons were approximately 284,000, an increase of 22.2 percent over the third quarter of 2013.

•	Surcharge revenue increased 36.0 percent from the prior-year quarter.

•	Increased volumes in the energy and industrial market sectors were the primary drivers for growth.

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EBIT was $39.9 million, a 104.6 percent increase compared to adjusted EBIT(1) for the same period a year ago.

•	Third-quarter EBIT was favorable, primarily due to increased shipments in the industrial and energy market sectors and manufacturing productivity.

•	Melt utilization of 75 percent for the quarter is 110 basis points (bps) higher compared with 64 percent in third-quarter 2013.

BUSINESS SEGMENT THIRD-QUARTER RESULTS

Industrial and Mobile Segment

•	Net sales of $240.8 million, including higher surcharges of $55.6 million, increased 10.0 percent over third-quarter 2013, driven by demand in the industrial market sector.

•	Third-quarter EBIT margin of 8.4 percent is 130 bps higher than the prior-year third-quarter adjusted margin(1) of 7.1 percent, primarily due to favorable volume.

Energy and Distribution Segment

•
Net sales of $193.4 million, including higher surcharges of $48.9 million, represent a 47.0 percent increase over the third quarter of the prior year, driven primarily by continued growth in demand in the energy end markets and strength in the distribution channel.

•	Third-quarter EBIT margin of 14.4 percent is 730 bps higher than prior-year third-quarter adjusted margin(1) of 7.1 percent, driven primarily by volume increases and manufacturing productivity.

•	The company announced a $40 million investment in a new advanced quench-and-temper facility in Canton to produce value-added steel for demanding applications in energy and other markets.

OUTLOOK

•	Sales growth for 2014 is projected to be 20-22 percent over full-year 2013, driven by strength in our end markets.

◦	Surcharge for the fourth quarter is anticipated to be $10 to $15 per ton lower and base sales per ton will remain flat to third-quarter 2014.

NEWS RELEASE / Page 3

•	Annual shutdown maintenance and caster ramp-up costs in the fourth quarter are projected to remain flat with the third quarter 2014.

•	Fourth-quarter LIFO expense is projected to be $1 million to $3 million.

•	Fourth-quarter 2014 capital spending is forecasted at approximately $55 million to $65 million.
The company will host a conference call at 9 a.m. EDT on Friday, Oct. 31, 2014, to discuss its financial performance with investors and analysts. The financial results and third-quarter 2014 earnings supporting information are available on our website at investors.timkensteel.com.

Conference Call Friday, Oct. 31, 2014 9 a.m. EDT	Toll-free dial-in: 877-201-0168 International dial-in: 647-788-4901 Conference ID: 15437926
Conference Call Replay Available through Nov. 14, 2014	Dial-in: 855-859-2056 or 404-537-3406 Replay passcode: 15437926
Live Webcast	investors.timkensteel.com

About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what’s possible within their industries. The company reaches around the world in its customers’ products and leads North America in large alloy steel bars (6”+) and seamless mechanical tubing made of its special bar quality steel, as well as supply chain and steel services. Operating from six countries, TimkenSteel posted sales of $1.4 billion in 2013. Follow us on Twitter @TimkenSteel.

(1)NON-GAAP FINANCIAL MEASURES

TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. EBIT is defined as operating income plus other income (expense), net. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the company's performance and cash generation. It also is a useful reflection of the underlying growth from the ongoing activities of the business and provides improved comparability of results.

NEWS RELEASE / Page 4

For the period prior to the spinoff, the consolidated financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of TimkenSteel’s former parent company, The Timken Company. TimkenSteel’s consolidated financial statements include certain expenses of its former parent that were allocated to the steel business for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, compliance, shared services, insurance, employee benefits and incentives and stock-based compensation.
TimkenSteel considers the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not be indicative of the actual expenses TimkenSteel would have incurred as an independent public company or of the costs it will incur in the future.
Adjusted EPS is defined as net income reduced for stand-alone costs reflected at a normal run rate divided by the weighted average shares outstanding including the dilutive effect of stock-based awards. Adjusted EBIT is defined as EBIT reduced for stand-alone costs reflected at a normal run-rate. Adjusted EBIT Margin is defined as adjusted EBIT as a percentage of net sales. Management believes that reporting adjusted EPS, adjusted EBIT and adjusted EBIT margin is useful to investors as these measures are representative of the company's performance and cash generation. They also better reflect the underlying growth from the ongoing activities of the business and provide an indication of the company’s performance as an independent public company.
See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended September 30, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.
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NEWS RELEASE / Page 5

This news release includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the company’s forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “could,” “may,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes.
The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: the company’s ability to realize the expected benefits of the spinoff; the costs associated with being an independent public company, which may be higher than anticipated; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade continue in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company’s products are sold or distributed; changes in operating costs, including the effect of changes in the company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company’s operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility), the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the company’s ability to maintain appropriate relations with unions that represent its associates in certain locations in order to avoid disruptions of business; and changes in worldwide financial markets, including availability of financing and interest rates, which affect the company’s cost of funds and/or ability to raise capital, the company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company’s products or equipment that contain its products, and the amount of any dividend declared by the company’s board of directors on its common shares.

NEWS RELEASE / Page 6

Additional risks relating to the company’s business, the industries in which the company operates or the company’s common shares may be described from time to time in the company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company’s control.
Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TimkenSteel Corporation
1835 Dueber Ave. S.W., GNE-14, Canton, OH 44706
Media Contact: Joe Milicia	Investor Contact: Tina Beskid
P 330.471.7760	P 330.471.5621
news@timkensteel.com	ir@timkensteel.com

CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Dollars in millions, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$434.2	$350.5	$1,265.9	$1,050.9
Cost of products sold	363.0	300.5	1,048.5	883.6
Gross Profit	71.2	50.0	217.4	167.3
Selling, general & administrative expenses (SG&A)	31.1	23.1	81.5	69.2
Other expense, net	0.2	0.1	0.1	0.4
Earnings Before Interest and Taxes (EBIT) (1)	39.9	26.8	135.8	97.7

Interest expense	0.2	0.2	0.9	0.2
Income Before Income Taxes	39.7	26.6	134.9	97.5
Provision for income taxes	14.0	9.5	46.9	34.1
Net Income	$25.7	$17.1	$88.0	$63.4

Net Income per Common Share:
Basic Earnings Per Share	$0.56	$0.37	$1.93	$1.39
Diluted Earnings Per Share	$0.56	$0.37	$1.91	$1.37

Average Shares Outstanding	45,494,668	45,729,624	45,651,305	45,729,624
Average Shares Outstanding - Assuming Dilution	46,075,010	46,249,507	46,191,341	46,249,507

(1) EBIT is defined as operating income plus other expense, net. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance and cash generation.

BUSINESS SEGMENTS
(Dollars in millions, except per ton data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Industrial & Mobile
Net sales	$240.8	$218.9	$727.3	$660.8
Earnings before interest and taxes (EBIT) (1)	20.3	21.5	67.7	67.6
EBIT Margin (1)	8.4%	9.8%	9.3%	10.2%
Shipments (in tons)	158,090	148,362	480,879	452,931
Average selling price per ton, including surcharges	$1,523	$1,475	$1,512	$1,459

Energy & Distribution
Net sales	$193.4	$131.6	$538.6	$390.1
Earnings before interest and taxes (EBIT) (1)	27.8	12.8	84.2	45.8
EBIT Margin (1)	14.4%	9.7%	15.6%	11.7%
Shipments (in tons)	126,016	84,066	342,563	250,310
Average selling price per ton, including surcharges	$1,535	$1,565	$1,572	$1,558

Unallocated (2)	($8.2)	($7.5)	($16.1)	($15.7)

Consolidated
Net sales	$434.2	$350.5	$1,265.9	$1,050.9
Earnings before interest and taxes (EBIT) (1)	39.9	26.8	135.8	97.7
EBIT Margin (1)	9.2%	7.6%	10.7%	9.3%

(1) EBIT is defined as operating income plus other expense, net. EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance and cash generation.

(2) Unallocated is defined as Strategy, Corporate Development, Tax, Treasury, Legal, Internal Audit, Aviation, LIFO and General Administration.

CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions) (Unaudited)	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$37.5	$—
Accounts receivable, net of allowances	203.5	122.7
Accounts receivable due from related party	—	26.7
Inventories, net	273.1	227.0
Deferred income taxes	13.6	1.7
Deferred charges and prepaid expenses	3.2	0.8
Other current assets	18.8	4.2
Total Current Assets	549.7	383.1
Property, Plant and Equipment, net	757.5	682.6
Pension assets	80.0	—
Other intangible assets	10.5	11.2
Other non-current assets	2.5	1.9
Total Other Assets	93.0	13.1
Total Assets	$1,400.2	$1,078.8

LIABILITIES
Accounts payable, trade	$138.2	$86.4
Accounts payable due to related party	—	17.7
Salaries, wages and benefits	45.8	37.6
Accrued pension and postretirement cost	18.1	—
Income taxes payable	12.2	—
Other current liabilities	31.9	13.2
Total Current Liabilities	246.2	154.9
Long-term debt	130.2	30.2
Accrued pension and postretirement cost	96.5	—
Deferred income taxes	88.5	86.1
Other non-current liabilities	11.7	6.8
Total Non-Current Liabilities	326.9	123.1
EQUITY
Additional paid-in capital	1,041.2	—
Net parent investment	—	801.2
Retained earnings	19.3	—
Treasury shares	(4.1)
Accumulated other comprehensive loss	(229.3)	(0.4)
Total Equity	827.1	800.8
Total Liabilities and Shareholders’ Equity	$1,400.2	$1,078.8

Reconciliation of EBIT to GAAP Net Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated EBIT is representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to consolidated EBIT.

(Dollars in millions) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Income	$25.7	$17.1	$88.0	$63.4

Provision for income taxes	14.0	9.5	46.9	34.1
Interest expense	0.2	0.2	0.9	0.2
Earnings Before Interest and Taxes (EBIT)	$39.9	$26.8	$135.8	$97.7

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt is an important measure of the Company's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
	September 30, 2014	December 31, 2013
Long-term debt	$130.2	$30.2
Less: Cash and cash equivalents	(37.5)	—
Net Debt	$92.7	$30.2

Total Equity	$827.1	$800.8

Ratio of Total Debt to Capital	15.7%	3.8%
Ratio of Net Debt to Capital	11.2%	3.8%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.
(Dollars in millions) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$25.7	$17.1	$88.0	$63.4
Depreciation and amortization	15.3	12.3	42.9	36.7
Working capital	(19.7)	(1.4)	(33.6)	16.0
Pension and postretirement contributions and payments	(0.5)	—	(15.3)	—
Other	(7.8)	29.0	(13.5)	32.3
Net Cash Provided by Operating Activities	13.0	57.0	68.5	148.4
Less: Capital expenditures	(17.5)	(44.0)	(83.1)	(124.1)
Free Cash Flow	($4.5)	$13.0	($14.6)	$24.3

Adjusted EBIT and Adjusted EBIT Margin Reconciliation:
Management believes that reporting adjusted EBIT and adjusted EBIT margin is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Sales
Industrial & Mobile	$240.8	$218.9	$727.3	$660.8
Energy & Distribution	193.4	131.6	538.6	390.1
	$434.2	$350.5	$1,265.9	$1,050.9

Adjusted EBIT (3)
Industrial & Mobile EBIT	$20.3	$21.5	$67.7	$67.6
Incremental stand-alone costs	—	(5.9)	(5.6)	(15.6)
Adjusted Industrial & Mobile EBIT	$20.3	$15.6	$62.1	$52.0

Energy & Distribution	$27.8	$12.8	$84.2	$45.8
Incremental stand-alone costs	—	(3.5)	(6.7)	(10.1)
Adjusted Energy & Distribution EBIT	$27.8	$9.3	$77.5	$35.7

Unallocated	($8.2)	($7.5)	($16.1)	($15.7)
Incremental stand-alone costs	—	2.1	0.9	3.7
Adjusted Unallocated	($8.2)	($5.4)	($15.2)	($12.0)

Consolidated	$39.9	$26.8	$135.8	$97.7
Incremental stand-alone costs	—	(7.3)	(11.4)	(22.0)
Adjusted Consolidated EBIT	$39.9	$19.5	$124.4	$75.7

Adjusted EBIT Margin (3)
Industrial & Mobile	8.4%	7.1%	8.5%	7.9%
Energy & Distribution	14.4%	7.1%	14.4%	9.2%
Consolidated	9.2%	5.6%	9.8%	7.2%

(3) EBIT is defined as operating income plus other expense, net. Adjusted EBIT reflects EBIT adjusted for impact of estimated incremental stand-alone costs. Adjusted EBIT Margin is defined as adjusted EBIT as a percentage of net sales.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) Reconciliation:
Management believes that reporting adjusted EBITDA is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted Consolidated EBIT	$39.9	$19.5	$124.4	$75.7
Depreciation and amortization	15.3	12.3	42.9	36.7
Incremental depreciation and amortization	—	2.7	5.4	8.1
Total Depreciation and Amortization	$15.3	$15.0	$48.3	$44.8

Adjusted EBITDA (4)	$55.2	$34.5	$172.7	$120.5
% of sales	12.7%	9.8%	13.6%	11.5%

(4) Adjusted EBITDA is defined as operating income plus other expense, net less depreciation and amortization adjusted for impact of estimated incremental stand-alone costs.

Adjusted Net Income Reconciliation:
Management believes that reporting adjusted net income is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars and shares in millions, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Income	$25.7	$17.1	$88.0	$63.4
Incremental stand-alone costs, net of tax	—	(4.6)	(7.8)	(14.4)
Adjusted Net Income	$25.7	$12.5	$80.2	$49.0

Average shares outstanding - assuming dilution	46.1	46.2	46.2	46.2
Adjusted Diluted Earnings Per Share	$0.56	$0.27	$1.74	$1.06

Adjusted Net Cash Provided by Operating Activities Reconciliation:
Management believes that reporting adjusted net cash provided by operating activities is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Cash Provided by Operating Activities	$13.0	$57.0	$68.5	$148.4
Incremental stand-alone costs	—	(7.3)	(11.4)	(22.0)
Incremental depreciation and amortization	—	2.7	5.4	8.1
Adjusted Net Cash Provided by Operating Activities	$13.0	$52.4	$62.5	$134.5